Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

Chris Karkenny
Executive Vice President, Chief Financial Officer
949-639-2000

Apria Healthcare Group Inc. Announces 3rd Quarter 2011

Financial Results

LAKE FOREST, California – November 4, 2011 – Apria Healthcare Group Inc. (“Apria”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the quarter ended September 30, 2011.

2011 Third Quarter Highlights

Net revenues in the three months ended September 30, 2011 were $584.9 million, compared to $526.0 million in the three months ended September 30, 2010, an increase of $58.9 million or 11.2%. Revenue for the three months ended September 30, 2011 increased primarily due to an increase in home infusion therapy segment revenue and the previously announced acquisition of Praxair assets. The revenue increase was partially offset by the non-renewal or termination of, or changes to, certain payor contracts among other factors.

Net loss for the three months ended September 30, 2011 was $4.7 million.

EBITDA 1 for the three months ended September 30, 2011 was $59.6 million.

Adjusted EBITDA before projected cost savings and synergies1 for the three months ended September 30, 2011 was $76.5 million.

2011 First Nine Months Highlights

Net revenues in the nine months ended September 30, 2011 were $1,698.0 million, compared to $1,553.1 million in the nine months ended September 30, 2010, an increase of $144.9 million or 9.3%. Revenue for the nine months ended September 30, 2011 increased primarily due to an increase in home infusion therapy segment revenue and the previously announced acquisition of Praxair assets. The revenue increase was partially offset by the non-renewal or termination of, or changes to, certain payor contracts among other factors.

Net loss for the nine months ended September 30, 2011 was $35.1 million.

EBITDA 1 for the nine months ended September 30, 2011 was $146.3 million.

Adjusted EBITDA before projected cost savings and synergies1 for the nine months ended September 30, 2011 was $198.7 million.

[1]

This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies and their reconciliation to net income (loss).

Recent Events – Amended and Restated Asset Based Line (“ABL”) Facility

On August 8, 2011, the Company entered into an amended and restated senior secured asset-based revolving credit facility, or ABL Facility. This amended and restated ABL Facility increased the borrowing capacity (subject to borrowing base) under the original ABL Facility from $150.0 million to $250.0 million. The ABL Facility continues to be secured by accounts receivable and inventory of the Company.

Certain Credit Statistics

Adjusted EBITDA before projected cost savings and synergies1 for the twelve months ended September 30, 2011 was $248.5 million.

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA1, was 3.7x at September 30, 2011.

Cost Reduction Initiatives Update

The following table summarizes our cost reduction initiatives as of September 30, 2011:

(in millions)	As of September 30, 2011
Realized Savings to Date	$171.2
Projected Cost Savings and Synergies Not Yet Realized	10.1

Total Expected Annual Savings	$181.3

Conference Call

As previously announced, Apria will hold a conference call to discuss its third quarter 2011 results on November 4, 2011 at 1:00 p.m. (Eastern Daylight Time). The conference call can be accessed live over the phone by dialing 866-900-5939 or, for international callers, 706-758-0130 or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the live call is Apria.

A replay of the conference call will be available one hour after the call and can be accessed by dialing 855-859-2056 or, for international callers, 404-537-3406 or through the Investor Relations page of the Company’s website. The passcode for the replay is 21592579. The replay will be available until November 18, 2011.

A financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria’s management about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

Apria provides home respiratory therapy, home infusion therapy and home medical equipment services through approximately 550 locations in the United States. With over $2 billion in annual revenues, it is one of the nation’s leading home healthcare companies. For more information, visit www.apria.com or www.coramhc.com.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$57,927	$109,137
Accounts receivable, less allowance for doubtful accounts of $56,155 and $56,559 at September 30, 2011 and December 31, 2010, respectively	325,876	282,798
Inventories	61,725	73,894
Deferred income taxes	68,764	58,028
Deferred expenses	3,209	3,061
Prepaid expenses and other current assets	21,103	20,221

TOTAL CURRENT ASSETS	538,604	547,139
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $168,733 and $144,074 at September 30, 2011 and December 31, 2010, respectively	201,902	169,878
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	93,266	83,893
GOODWILL	765,245	760,088
INTANGIBLE ASSETS, NET	576,874	578,957
DEFERRED DEBT ISSUANCE COSTS, NET	47,916	53,659
OTHER ASSETS	8,783	7,523

TOTAL ASSETS	$2,232,590	$2,201,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$110,952	$86,637
Accrued payroll and related taxes and benefits	77,842	59,073
Other accrued liabilities	120,625	90,447
Deferred revenue	29,589	26,504
Current portion of long-term debt	382	1,323

TOTAL CURRENT LIABILITIES	339,390	263,984
LONG-TERM DEBT, net of current portion	1,017,838	1,018,098
DEFERRED INCOME TAXES	221,177	222,743
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	22,743	31,000

TOTAL LIABILITIES	1,601,148	1,535,825
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at September 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	689,736	688,458
Accumulated deficit	(58,294)	(23,146)

TOTAL STOCKHOLDERS’ EQUITY	631,442	665,312

	$2,232,590	$2,201,137

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
	(in thousands)
Net revenues:
Fee for service arrangements	$542,391	$486,027	$1,572,304	$1,433,562
Capitation arrangements	42,483	39,987	125,661	119,506

TOTAL NET REVENUES	584,874	526,014	1,697,965	1,553,068

Costs and expenses:
Cost of net revenues:
Product and supply costs	190,241	167,198	558,563	488,265
Patient service equipment depreciation	27,588	23,094	73,470	71,843
Home respiratory therapy services	6,726	5,456	18,829	21,671
Nursing services	10,677	9,258	31,204	27,258
Other	4,322	2,978	10,796	9,871

TOTAL COST OF NET REVENUES	239,554	207,984	692,862	618,908
Provision for doubtful accounts	14,511	10,981	51,353	39,801
Selling, distribution and administrative	307,810	271,157	907,508	787,738
Amortization of intangible assets	1,172	1,035	3,370	3,777

TOTAL COSTS AND EXPENSES	563,047	491,157	1,655,093	1,450,224

OPERATING INCOME	21,827	34,857	42,872	102,844
Interest expense	33,228	32,736	99,158	97,971
Interest income and other	176	(250)	(114)	(555)

(LOSS) INCOME BEFORE TAXES	(11,577)	2,371	(56,172)	5,428
Income tax (benefit) expense	(6,890)	2,476	(21,024)	2,970

NET (LOSS) INCOME	$(4,687)	$(105)	$(35,148)	$2,458

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2011	2010
	(Unaudited) (in thousands)
OPERATING ACTIVITIES
Net (loss) income	$(35,148)	$2,458
Items included in net (loss) income not requiring cash:
Provision for doubtful accounts	51,353	39,801
Depreciation	100,095	93,722
Amortization of intangible assets	3,370	3,777
Amortization of deferred debt issuance costs	9,130	7,919
Deferred income taxes	(12,.302)	4,686
Profit interest compensation	2,278	3,194
Loss on disposition of assets and other	12,906	12,472
Changes in operating assets and liabilities, exclusive of effects of acquisitions:
Accounts receivable	(94,432)	(96,060)
Inventories	1,356	(1,223)
Prepaid expenses and other assets	(1,929)	(270)
Accounts payable, exclusive of book cash overdraft	11,668	2,730
Accrued payroll and related taxes and benefits	18,578	(4,152)
Income taxes payable	(11,290)	(2,126)
Deferred revenue, net of related expenses	2,938	(247)
Accrued expenses	33,211	27,357

NET CASH PROVIDED BY OPERATING ACTIVITIES	91,782	94,038

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions	(114,089)	(84,682)
Purchases of short-term investments	—	(8,087)
Maturities of short-term investments	—	31,507
Proceeds from disposition of assets	162	634
Cash paid for acquisitions	(23,478)	(2,260)

NET CASH USED IN INVESTING ACTIVITIES	(137,405)	(62,888)

FINANCING ACTIVITIES
Payments on other long-term debt	(1,200)	(1,314)
Change in book cash overdraft included in accounts payable	—	(32,533)
Debt issuance costs	(3,387)	(3,590)
Cash paid on profit interest units	(1,000)	(78)

NET CASH USED IN FINANCING ACTIVITIES	(5,587)	(37,515)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(51,210)	(6,365)
Cash and cash equivalents at beginning of period	109,137	158,163

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$57,927	$151,798

Apria Healthcare Group Inc.

3rd Quarter 2011 Financial Summary

	Three Months Ended September 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2011	2010
Net Revenue	$584.9	$526.0	$58.9	11.2%
Gross Profit	345.3	318.0	27.3	8.6%
% Margin	59.0%	60.5%
Provision for Doubtful Accounts	14.5	11.0	(3.5)	(31.8)%
% of Net Revenue	2.5%	2.1%
Selling, Distribution and Administrative	307.8	271.2	(36.6)	(13.5)%
% of Net Revenue	52.6%	51.6%
Adjusted EBITDA Before Projected Cost Savings and Synergies	76.5	86.0	(9.5)	(11.0)%
% of Net Revenue	13.1%	16.3%
Net Loss	(4.7)	(0.1)	(4.6)	(4,600.0)%
EBITDA	59.6	67.1	(7.5)	(11.2)%

	Nine Months Ended September 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2011	2010
Net Revenue	$1,698.0	$1,553.1	$144.9	9.3%
Gross Profit	1,005.1	934.2	70.9	7.6%
% Margin	59.2%	60.1%
Provision for Doubtful Accounts	51.4	39.8	(11.6)	(29.1)%
% of Net Revenue	3.0%	2.6%
Selling, Distribution and Administrative	907.5	787.7	(119.8)	(15.2)%
% of Net Revenue	53.4%	50.7%
Adjusted EBITDA Before Projected Cost Savings and Synergies	198.7	257.5	(58.8)	(22.8)%
% of Net Revenue	11.7%	16.6%
Net (Loss) Income	(35.1)	2.4	(37.5)	(1,562.5)%
EBITDA	146.3	200.3	(54.0)	(27.0)%

Service Line Revenue Performance

	Three Months Ended September 30,		$ Variance	% Variance
($ in millions)	2011	2010	Fav/(Unfav)	Fav/(Unfav)
Home Respiratory Therapy and Home Medical Equipment	$293.4	$270.2	$23.2	8.6%
Home Infusion Therapy	291.5	255.8	35.7	14.0%

Total Net Revenue	$584.9	$526.0	$58.9	11.2%

	Nine Months Ended September 30,		$ Variance	% Variance
($ in millions)	2011	2010	Fav/(Unfav)	Fav/(Unfav)
Home Respiratory Therapy and Home Medical Equipment	$862.1	$821.7	$40.4	4.9%
Home Infusion Therapy	835.9	731.4	104.5	14.3%

Total Net Revenue	$1,698.0	$1,553.1	$144.9	9.3%

Cash and Cash Equivalents, Capitalization & Certain Credit Statistics

The following table indicates the cash and cash equivalents, capitalization and certain credit statistics as of September 30, 2011:

($ in millions)	September 30, 2011
Cash and Cash Equivalents	$57.9
Debt
Asset Based Revolving Credit Facility	—
Series A-1 Notes	700.0
Series A-2 Notes	317.5
Capital Leases & Other	0.7

Total Debt	$1,018.2
Shareholders’ Equity	631.4

Total Capitalization	$1,649.6

Net Leverage Ratio Calculations
Net Debt[1]	$960.3
Adjusted EBITDA[2]	$258.6
Net Leverage Ratio[3]	3.7	×

[1]	Net debt is defined as total debt less cash and cash equivalents. This amount does not reflect outstanding letters of credit.
[2]	For the twelve months ended September 30, 2011.
[3]	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings and synergies is 3.9×.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow. EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of Free Cash Flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and in our ABL Facility to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization, further adjusted to exclude certain non-cash items, costs incurred related to initiatives, other adjustment items and projected cost savings and synergies permitted in calculating covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and the credit agreement governing our ABL Facility.

Adjusted EBITDA before projected cost savings and synergies is defined as Adjusted EBITDA less the projected cost savings and synergies that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

Free Cash Flow is defined as cash provided by operating activities less purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow for the periods presented to the respective most closely comparable financial measures calculated in accordance with GAAP.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies

	Three Months Ended September 30,		Nine Months Ended September 30,		LTM September 30,
(in millions)	2011	2010	2011	2010	2011
Net (Loss) Income	$(4.7)	$(0.1)	$(35.1)	$2.4	$(55.0)
Interest expense, net	33.6	32.4	99.0	97.4	131.5
Income tax (benefit) expense	(6.9)	2.5	(21.0)	3.0	(31.9)
Depreciation and amortization	37.6	32.3	103.4	97.5	134.6

EBITDA	59.6	67.1	146.3	200.3	179.2
Non-cash items	5.4	4.3	15.2	15.7	21.1
Costs incurred related to initiatives	9.7	12.4	32.0	33.3	40.7
Other adjustments	1.8	2.2	5.2	8.2	7.5

Adjusted EBITDA Before Projected Cost Savings and Synergies	$76.5	$86.0	$198.7	$257.5	248.5

Projected cost savings and synergies					10.1

Adjusted EBITDA					$258.6

Definition of Terms and Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Net Loss	$(4.7)	$(35.1)
Non-cash items	64.4	166.8
Change in operating assets and liabilities	13.5	(39.9)

Net cash provided by operating activities	73.2	91.8
Less: Purchases of patient service equipment and property, equipment and improvements	(37.7)	(114.1)

Free Cash Flow	$35.5	$(22.3)